UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2017

MASTECH DIGITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-34099	26-2753540
(Commission File Number)	(IRS Employer Identification No.)

1305 Cherrington Parkway, Suite 400 Moon Township, PA	15108
(Address of Principal Executive Offices)	(Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase of Assets of InfoTrellis Inc.

On July 7, 2017, Mastech Digital, Inc. (the “Company”), through its wholly-owned subsidiaries Mastech InfoTrellis, Inc., Mastech InfoTrellis Digital, Ltd., Mastech Digital Data, Inc. and Mastech Digital Private Limited (collectively with the Company, the “Buyer Parties”), entered into two Asset Purchase Agreements and a Share Purchase Agreement (collectively, the “Purchase Agreements”) with InfoTrellis Inc., InfoTrellis, Inc., 2291496 Ontario Inc. (collectively, the “Seller Parties”) and certain owners of the Seller Parties. Pursuant to the Purchase Agreements and subject to the conditions set forth therein, the Buyer Parties agreed to purchase substantially all of the assets comprising the Seller Parties’ business involving consulting services in the areas of master data management, data integration and big data (the “Acquired Business”), including all outstanding shares of InfoTrellis India Private Limited, and assume certain liabilities relating to the Acquired Business (collectively, the “Acquisition”).

Under the terms of the Purchase Agreements, the Buyer Parties will pay at the closing of the Acquisition $35.75 million in cash for the Acquired Business, subject to working capital and other adjustments. The Purchase Agreements also provide that the Buyer Parties will pay $19.25 million, subject to adjustment, in deferred cash payments for the Acquired Business (the “Deferred Amount Payments”), with up to $8.25 million payable if the net income before interest and income taxes (“EBIT”) of the Acquired Business for the 12-month period beginning on August 1, 2017 (the “Actual Year 1 EBIT”) equals $10.0 million and up to $11.0 million payable if the EBIT of the Acquired Business for the 12-month period beginning on August 1, 2018 (the “Actual Year 2 EBIT”) equals $10.7 million. The Deferred Amount Payments are subject to adjustment under the terms of the Purchase Agreements based upon, among other items, the amount of the Actual Year 1 EBIT and the amount of the Actual Year 2 EBIT. The Deferred Amount Payments, if any, are payable no later than 10 business days after the EBIT for the applicable 12-month period becomes final and binding under the terms of the Purchase Agreements.

In connection with and contingent on the closing of the Acquisition, the Company will enter into an Equity Support Commitment Agreement (the “Equity Support Commitment Agreement”) with Ashok Trivedi and Sunil Wadhwani, each a co-founder and director of the Company and who together own a majority of the outstanding shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”). Pursuant to the terms of the Equity Support Commitment Agreement, Messrs. Trivedi and Wadhwani will be required, in the event the Buyer Parties have insufficient funds to pay the Deferred Amount Payments payable by the Company pursuant to the terms of the Purchase Agreements (each, a “Deferred Amount Adjustment”), to make contributions to the Company in an aggregate amount equal to any shortfall amount of the Buyer Parties with respect to the applicable Deferred Amount Adjustment (in each case, a “Deferred Amount Shortfall Commitment”). Any Deferred Amount Shortfall Commitment shall come in the form of a purchase of the Common Stock, at a price per share equal to its fair market value, as determined by a nationally recognized investment banking firm retained by the Company, on the date such Deferred Amount Shortfall Commitment is due under the terms of the Equity Support Commitment Agreement. The proceeds of any Deferred Amount Shortfall Commitment will be used solely by the Company to pay the Seller Parties the applicable Deferred Amount Adjustment payable pursuant to the terms of the Purchase Agreements.

The Purchase Agreements contain customary representations, warranties and covenants and provide for the parties to be subject to certain indemnification obligations that are set forth in a separate indemnity agreement (the “Indemnity Agreement”) and subject to the limitations set forth therein. The closing of the Acquisition is subject to customary closing conditions, including, among others: (i) execution and delivery of all agreements, documents and instruments required by the Purchase Agreements; (ii) no governmental authority having enacted any law which prohibits, prevents or restrains the consummation of any of the transactions contemplated in the Purchase Agreements; and (iii) the receipt of customer consents required by the Purchase Agreements. The closing of the Acquisition is expected to occur in July 2017.

The foregoing summary of the Purchase Agreements, Equity Support Commitment Agreement and Indemnity Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreements filed herewith as Exhibits 2.1, 2.2 and 2.3, the form of Equity Support Commitment Agreement filed as Exhibit I to Exhibit 2.1 hereto and the form of Indemnity Agreement filed as Exhibit F to Exhibit 2.2 hereto, each of which is incorporated herein by reference.

Sale of Common Stock Pursuant to Securities Purchase Agreements

On July 7, 2017, the Company entered into Securities Purchase Agreements (the “Securities Purchase Agreements”) with Ashok Trivedi and Sunil Wadhwani (each an “Investor” and collectively the “Investors”). Pursuant to the Securities Purchase Agreements, the Company agreed to sell to each of the Investors the number of shares (the “Shares”) of Common Stock equal to $3.0 million divided by the greater of (i) $7.00 per share of Common Stock and (ii) the closing price of the Common Stock on the NYSE MKT on July 10, 2017, which was $6.35 per share (such greater amount, the “Per Share Price”). The Company intends to use the $6.0 million aggregate gross proceeds received from the sale and issuance of the Shares (the “Private Placement Transactions”) to partially fund the purchase price payable by the Buyer Entities in connection with the Acquisition.

In connection with and contingent on the closing of the Private Placement Transactions, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the terms of the Registration Rights Agreement, the Company will be required, upon receipt of a written request from either Investor (a “Demand Request”), to use commercially reasonable efforts to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 45 days of receipt of a Demand Request to register the resale of the Shares by the Investors and to use commercially reasonable efforts to have such registration statement declared effective within 90 days after it is filed with the SEC. The Registration Agreement will also provide the Investors certain piggy-back registration rights for the Shares in the event the Company proposes to file certain registration statements with the SEC.

The Securities Purchase Agreements and the Registration Right Agreement contain customary representations, warranties and covenants and provide for certain indemnification obligations on the parties that are subject to limitations set forth therein. In addition, the Investors agreed to hold the Shares issued in the Private Placement Transactions for at least six months. The Private Placement Transactions are expected to close concurrently with the Acquisition.

The terms of the Private Placement Transactions and the Equity Support Agreement were negotiated and approved by a special committee of the Company’s Board of Directors, consisting solely of disinterested directors, and approved by the Company’s Board of Directors. In addition, an independent investment banking firm rendered a fairness opinion in connection with the Private Placement Transactions and concluded that the Per Share Price to be received by the Company was fair to the Company from a financial point of view.

The Investors are each a co-founder and director of the Company and collectively own, as of the date of this report and without giving effect to the issuance of the Shares, approximately 56.6% of the issued and outstanding shares of the Common Stock.

The foregoing summary of the Securities Purchase Agreements and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreements filed herewith as Exhibits 10.1 and 10.2 and the form of Registration Rights Agreement filed as Exhibit A thereto, each of which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 – Sale of Common Stock Pursuant to Securities Purchase Agreements, is incorporated herein by reference. The Shares to be issued to the Investors in connection with the Private Placement Transactions will be made in reliance upon an exemption from the regulation requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Investors.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth above under Item 1.01 – Sale of Common Stock Pursuant to Securities Purchase Agreements, is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated July 7, 2017, by and among Mahmood Abbas, Zahid Naeem, Sachin Wadhwa, Infotrellis Inc. and Mastech InfoTrellis Digital, Ltd.*

2.2	Asset Purchase Agreement, dated July 7, 2017, by and among Mahmood Abbas, Zahid Naeem, Sachin Wadhwa, Infotrellis Inc. and Mastech InfoTrellis, Inc.*

2.3	Share Purchase Agreement, dated July 7, 2017, by and amongst Mastech Digital Data, Inc., 2291496 Ontario Inc., InfoTrellis India Private Limited, Mastech Digital Private Limited and Kumaran Sasikanthan*

10.1	Securities Purchase Agreement, dated July 7, 2017, by and between Mastech Digital, Inc. and Ashok Trivedi, as trustee of the Ashok K. Trivedi Revocable Trust

10.2	Securities Purchase Agreement, dated July 7, 2017, by and between Mastech Digital, Inc. and Sunil Wadhwani, as trustee of The Revocable Declaration of Trust of Sunil Wadhwani

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and exhibits to these agreements have not been filed. Mastech Digital, Inc. hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH DIGITAL, INC.

By:	/s/ John J. Cronin
Name:	John J. Cronin
Title:	Chief Financial Officer

July 12, 2017